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                                                                  EXHIBIT 99(a)


[GRAHAM-FIELD LOGO] GRAHAM-FIELD HEALTH PRODUCTS, INC.
                    400 Rabro Drive East, Hauppauge, NY 11788
                    Phone: (516) 582-5900 - Fax: (516) 582-5608


FOR IMMEDIATE RELEASE                                  Contacts: Mark Kesselman
                                                       Euromedia, Inc.
GRAHAM-FIELD HEALTH PRODUCTS, INC.                     (212) 628-9866

400 RABRO DRIVE EAST                                   Gary M. Jacobs
                                                       Vice President, Finance
HAUPPAUGE, NEW YORK 11788                              Chief Financial Officer
                                                       (516) 582-5900

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                      ANNOUNCES PROPOSED PRIVATE PLACEMENT
                          OF SENIOR SUBORDINATED NOTES
                          ----------------------------

HAUPPAUGE, NEW YORK, July 16, 1997--Graham-Field Health Products, Inc. (NYSE-GFI), a manufacturer and supplier of healthcare products, announced that it proposes to issue Senior Subordinated Notes in the aggregate principal amount of $100 million in a private offering. The Senior Subordinated Notes will have a maturity date of 2007 and be sold only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended). The net proceeds of the offering will be used to repay certain indebtedness under the Company's credit facility, and for general corporate purposes, including the funding of acquisitions, the opening of additional Graham-Field Express facilities, and strategic alliances. The issuance of the Senior Subordinated Notes, which is subject to certain customary closing conditions, is expected to occur on or before August 15, 1997, however there can be no assurances that the private offering will be completed.
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The Senior Subordinated Notes will not upon original issuance be registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration of the notes under the Act or an applicable exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Graham-Field maintains distribution and manufacturing facilities throughout the United States, Canada, Mexico and Puerto Rico. Graham-Field manufactures, markets and distributes more than 23,000 healthcare and rehabilitation products for hospital, physician and home use to approximately 18,500 home healthcare, physician, hospital supply and pharmaceutical distributors, retailers and wholesalers.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements based on current expectations that could be affected by the risks and uncertainties involved in Graham-Field's business. These risks and uncertainties include, but are not limited to, the effect of economic and market conditions, the impact of the consolidation of health care practitioners, the impact of health care reform, opportunities for acquisitions and Graham-Field's ability to effectively integrate acquired companies, the acceptance and quality of software products, acceptance and ability to manage operations in foreign markets, possible disruptions in Graham-Field's computer systems or telephone systems, possible increases in shipping rates or interruptions in shipping service, the level and volatility of interest rates and currency values, the impact of current or pending legislation and regulation, as well as the risks described from time to time in Graham-Field's reports to the Securities and Exchange Commission, which include Graham-Field's Annual Report
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on Form 10-K for the year ended December 31, 1996 and Graham-Field's
Registration Statement on Form S-4 dated as of October 18, 1996. Subsequent written or oral statements attributable to Graham-Field or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this press release and those in Graham-Field's reports previously filed with the Securities and Exchange Commission.